Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221684

The information in this preliminary prospectus supplement, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED SEPTEMBER 17, 2019

(To the Prospectus Dated December 28, 2017)

Shares

Common Stock

Shares

Series C Convertible Preferred Stock

ONCONOVA THERAPEUTICS, INC.

We are offering             shares of our common stock, par value $0.01 per share, at a price of $             per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “ONTX.” On September 16, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.13 per share.

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing shares of common stock, to purchase shares of our newly designated Series C Convertible Preferred Stock (“Series C Preferred”) convertible into shares of our common stock at the public offering price of the shares of common stock. Each share of Series C Preferred will have a stated value of $1,000 and will be convertible into          shares of common stock at a conversion price of $      per share. For each share of common stock issuable upon conversion of the Series C Preferred we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. We are also offering the shares of common stock issuable upon conversion of the Series C Preferred shares.

The aggregate market value of our outstanding common stock held by non-affiliates, or our public float, is approximately $15,345,000, based on 5,998,524 shares of common stock outstanding, of which 5,725,899 shares are held by non-affiliates, and a per share value of $2.68, based on the closing price of our common stock on the Nasdaq Capital Market on September 10, 2019. The number of shares of our common stock outstanding after this offering will fluctuate depending on how many shares of Series C Preferred are sold in this offering and whether and to what extent holders of Series C Preferred shares convert their shares to common stock. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have offered and sold shares of our common stock at an aggregate sales price of $0 pursuant to General Instruction I.B.6. of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement, of which this prospectus supplement is a part, in a public primary offering with a value exceeding more than one-third of our public float in any 12 month period so long as our public float remains below $75.0 million.

The Series C Preferred will be convertible into an aggregate total of             shares of common stock.

There is no established trading market for the Series C Preferred shares, and we do not expect an active trading market to develop. We do not intend to list the Series C Preferred shares on any securities exchange or other trading market. Without an active trading market, the liquidity of the Series C Preferred shares will be limited.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS DESCRIBED IN “RISK FACTORS” BEGINNING ON PAGE S-3 OF THIS PROSPECTUS SUPPLEMENT AND INFORMATION INCLUDED AND INCORPORATED BY REFERENCE BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share of Common Stock	Per Share of Series C Preferred Stock	Total
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Net proceeds to us (before expenses)	$	$	$

(1)

Does not include a non-accountable expense allowance equal to 1.0% of the public offering price payable to the underwriter . See “Underwriting” on page S-10 of this prospectus supplement for additional information regarding underwriter’s compensation.

We have granted a 45-day option to the underwriter to purchase up to                          additional shares of common stock (up to 15% of the shares of common stock sold in this offering, on an as-converted to common stock basis with respect to any Series C Preferred shares sold) on the same terms and conditions set forth above, solely to cover over-allotments, if any.

The underwriter expects to deliver our shares against payment therefor on or about September  , 2019, subject to customary closing conditions.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this prospectus supplement is September     , 2019

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement (File No. 333-221684) that we initially filed with the U.S. Securities and Exchange Commission, or the SEC, on November 20, 2017, and that was declared effective by the SEC on December 28, 2017. This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the common stock and Series C Preferred shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, covenants or warranties were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated herein by reference in this prospectus supplement, contained or incorporated therein by reference in the accompanying prospectus, and any free writing prospectus we may provide to you in connection with this offering. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different, additional or inconsistent information, you should not rely on it.

We are offering to sell the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any shares in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, as used in this prospectus, the terms “Onconova,” “Onconova Therapeutics,” “Company,” “we,” “us” and “our” refer to Onconova Therapeutics, Inc. and its consolidated subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein. As a result, it does not contain all the information that may be important to you. Before making an investment decision, to fully understand this offering, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors under the section entitled “Risk Factors,” any free writing prospectus that we have authorized for use in connection with this offering, the financial statements and related notes, and the other information incorporated by reference herein and therein.

Our Business

Onconova Therapeutics, Inc., sometimes referred to as “we” or the “Company,” is a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule product candidates primarily to treat cancer. Using our proprietary chemistry platform, we have created a library of targeted anti-cancer agents designed to work against specific cellular pathways that are important to cancer cells. We believe that the product candidates in our pipeline have the potential to be efficacious in a variety of cancers. We have one Phase 3 clinical-stage product candidate and two other clinical-stage product candidates (one of which has been studied for treatment of acute radiation syndromes) and several preclinical programs. Substantially all of our current effort is focused on our lead product candidate, rigosertib. Rigosertib has been tested in an intravenous formulation as a single agent for patients with higher-risk myelodysplastic syndromes (“MDS”), and an oral formulation in lower risk MDS as a single agent or in combination with azacitidine for patients with higher-risk MDS.

In December 2015, we enrolled the first patient into our INSPIRE trial, a randomized controlled Phase 3 clinical trial of intravenous rigosertib (“rigosertib IV”) in a population of patients with higher-risk MDS after failure of hypomethylating agent (“HMA”) therapy. The primary endpoint of INSPIRE is improvement in overall survival. An interim analysis of the trial was performed in January 2018. During March 2019, we exceeded 75 percent completion of INSPIRE enrollment. Our goal is to complete enrollment by the end of 2019 and we anticipate reporting survival top-line data in the first half of 2020 following full enrollment and 288 death events. We are planning to open new trial sites in Brazil in October 2019 and China thereafter. We believe the addition of sites in Brazil, China, and other additional new sites could contribute significantly to achieving our timelines for completing enrollment and for reporting survival top-line data.

Our net losses were $11.2 million and $9.4 million for the six months ended June 30, 2019 and 2018, respectively. As of June 30, 2019, we had an accumulated deficit of $393.1 million. We expect to incur significant expenses and operating losses for the foreseeable future as we continue the development and clinical trials of, and seek regulatory approval for, our product candidates, even if milestones under our license and collaboration agreements may be met. As of June 30, 2019, we had $5.9 million in cash and cash equivalents.

Corporate Information

We were incorporated in Delaware in December 1998 and commenced operations in January 1999. Our principal executive offices are located at 375 Pheasant Run, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-3680. Our website address is www.onconova.com. The information on, or that can be accessed through, our website is not part of this prospectus.

The Offering

Common stock offered pursuant to this prospectus supplement	shares of our common stock.

Common stock to be outstanding immediately after the offering

          shares of common stock (or           shares of common stock if the over-allotment option is exercised) (assuming all Series C Preferred shares were converted to common stock). The number of shares of common stock to be outstanding after this offering is based on 5,998,524 shares of common stock outstanding as of September 12, 2019 and excludes, as of that date, 404,957 shares of common stock issuable upon the exercise of stock options outstanding at September 12, 2019 with a weighted average exercise price of approximately $66.65 per share, 5,504,722 shares of common stock issuable upon the exercise of outstanding or issuable warrants at September 12, 2019 with a weighted average exercise price of approximately $9.113 per share (includes common stock issuable for warrants which are exercisable for our Series A or Series B Convertible Preferred Stock, each of which is convertible to common stock), and 649,227 shares of common stock reserved for future issuance under our 2018 Equity Compensation Plan, as amended.

Series C Preferred shares offered pursuant to this prospectus supplement

              Series C Preferred shares are also being offered to those purchasers, if any, whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering. The Series C preferred shares have a stated value of $1,000 per share and are convertible into shares of our common stock, at the public offering price of the shares of common stock. For each share of common stock issuable upon conversion of the Series C Preferred we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Use of proceeds

We intend to use the net proceeds from this offering to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding working capital needs. Please see “Use of Proceeds” below.

Risk factors

Investing in our common stock and Series C Preferred shares involves substantial risk. You should carefully read and consider the information beginning on page S-3 of this prospectus supplement and page 4 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Nasdaq symbol of common stock	ONTX

There is no established public trading market for the Series C Preferred shares, and we do not expect an active trading market to develop. We do not intend to list the Series C Preferred shares on any securities exchange or other trading market. Without an active trading market, the liquidity of the Series C Preferred shares will be limited.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares of common stock in connection with this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. We urge you to consider carefully the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, before making an investment decision, including those risks described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K, as filed with the SEC on April 1, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019, as filed with the SEC on May 15, 2019 and August 14, 2019, respectively, each of which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Our business, financial condition, results of operations or cash flow could be materially and adversely affected by these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. Please read carefully the section below entitled “Special Note Regarding Forward-Looking Information.”

Risks Associated with this Offering

Our management will have broad discretion over the use of any net proceeds from this offering, you may not agree with how we use the proceeds, and we may not use the proceeds successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the sale of shares in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that we will use the proceeds in a way that does not yield a favorable, or any, return for you.

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect the market price of shares of common stock and our business.

We will require additional financing to fund future operations, including expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of our common stock and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

You will experience immediate and substantial dilution in the net tangible book value per share of common stock if you purchase shares of our common stock sold in this offering.

Since the effective price per share of common stock in this offering is substantially higher than the net tangible book deficit per share of common stock outstanding prior to this offering, you will suffer immediate and substantial dilution in the net tangible book value of common stock if you purchase shares of our common stock sold in this offering. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase shares of common stock in this offering. To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors.

Our shareholders may experience significant dilution as a result of future equity offerings or issuances and exercise of outstanding options and warrants.

In order to raise additional capital or pursue strategic transactions, we may in the future offer, issue or sell additional shares of common stock or other securities convertible into or exchangeable for shares of common stock. We cannot assure you that we will be able to sell shares or other securities in any other transaction at a price per share or that have an exercise price or conversion price per shares that is equal to or greater than the price for the securities purchased by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell or issue additional shares of common stock or other securities convertible into or exchangeable for common stock in future transactions may be higher or lower than such price.

Sales of a significant number of shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of common stock.

Sales of a substantial number of shares of common stock or securities convertible or exchangeable into common stock in the public markets could depress the market price of common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of common stock would have on the market price of common stock.

Upon completion of this offering, based on our shares outstanding as of September             , 2019, we will have               shares of common stock outstanding based on the issuance and sale of               shares of common stock in this offering (on an as-converted to common stock basis with respect to any shares of Series C Preferred sold). Of these shares, only              shares are subject to a contractual lock-up with the underwriter for this offering for a period of 90 days following this offering. These shares can be sold, subject to any applicable volume limitations under federal securities laws, after the earlier of the expiration of, or release from, the 90-day lock-up period. The balance of our outstanding shares of common stock purchased in this offering may be resold into the public market immediately without restriction, unless owned or purchased by our affiliates. Moreover, some of the holders of common stock have the right, subject to specified conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

As of September 12, 2019, there were approximately 1,054,184 shares subject to outstanding options or that are otherwise issuable under our 2018 Equity Compensation Plan, as amended, all of which shares we have registered under the Securities Act of 1933, as amended, or the Securities Act, on a registration statement on Form S-8. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described above, to the extent applicable.

We do not intend to pay any cash dividends on common stock in the foreseeable future and, therefore, any return on your investment in common stock must come from increases in the fair market value and trading price of common stock.

We do not intend to pay any cash dividends on common stock in the foreseeable future and, therefore, any return on your investment in common stock must come from increases in the trading price of common stock, which may not occur.

There is no public market for the Series C Preferred shares.

There is no established public trading market for the Series C Preferred shares offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series C Preferred shares on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Series C Preferred shares will be limited.

Holders of Series C Preferred shares will have limited voting rights.

Holders of Series C Preferred shares will vote with the common stock on an as-converted to common stock basis, provided, however, that in no event will a holder of shares of Series C Preferred be entitled to vote a number of shares in excess of such holder’s beneficial ownership limitation. See “Description of Securities We Are Offering.”

Risk Factor Associated with our Common Stock

We are not in compliance with the Nasdaq continued listing requirements.  If we are unable to comply with the continued listing requirements of the Nasdaq Capital Market, our common stock could be delisted, which could affect our common stock’s market price and liquidity and reduce our ability to raise capital.

We are required to meet certain qualitative and financial tests to maintain the listing of our securities on The Nasdaq Capital Market.  As previously reported in a Current Report on Form 8-K filed with the SEC on May 24, 2019, the Company was notified on May 21, 2019 by Nasdaq that the Company was not in compliance with the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b) for continued listing on The Nasdaq Capital Market because the Company’s stockholders’ deficit of approximately $1.5 million, as reported in the Company’s Quarterly Report on Form 10-Q for the

period ended March 31, 2019, is below the required minimum stockholders’ equity of $2.5 million, and as of the date of the notification, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations. In accordance with Nasdaq Listing Rules, the Company had 45 calendar days, or until July 5, 2019, to submit a plan to regain compliance.

In order to maintain its listing, the Company submitted a plan of compliance addressing how it intended to regain compliance with Nasdaq Listing Rule 5550(b) within 180 days of notification, or November 18, 2019, which was accepted by Nasdaq on July 26, 2019. We do not expect the proceeds from this offering to be sufficient for the Company to satisfy Nasdaq’s continued listing requirements.  If the Company does not regain compliance by November 18, 2019, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq staff could provide notice that the Company’s shares of common stock will become subject to delisting. In such event, Nasdaq rules permit the Company to appeal any delisting determination to a Nasdaq Hearings Panel. There can be no guarantee that the Company will be able to maintain its Nasdaq listing.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may, in some cases, use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements appear in a number of places throughout this prospectus and the documents incorporated by reference herein, and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, protection of our intellectual property portfolio, the degree of clinical utility of our products, particularly in specific patient populations, our ability to develop commercial and manufacturing functions, expectations regarding clinical trial data, our results of operations, cash needs, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and in documents incorporated by reference herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus.

Actual results could differ materially and adversely from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

•                  our need for additional financing for our INSPIRE trial and other operations, and our ability to obtain sufficient funds on acceptable terms when needed, and our plans and future needs to scale back operations if adequate financing is not obtained;

•                  our ability to continue as a going concern;

•                  our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•                  the success and timing of our preclinical studies and clinical trials, including site initiation and patient enrollment, and regulatory approval of protocols for future clinical trials;

•                  our ability to enter into, maintain and perform collaboration agreements with other pharmaceutical companies, for funding and commercialization of our clinical product candidates or preclinical compounds, and our ability to achieve certain milestones under those agreements;

•                  the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

•                  our plans and ability to develop, manufacture and commercialize our product candidates;

•                  our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

•                  the size and growth of the potential markets for our product candidates and our ability to serve those markets;

•                  regulatory developments in the United States and foreign countries;

•                  the rate and degree of market acceptance of any of our product candidates;

•                  obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

•                  the successful development of our commercialization capabilities, including sales and marketing capabilities;

•                  recently enacted and future legislation and regulation regarding the healthcare system;

•                  the success of competing therapies and products that are or become available;

•                  our ability to maintain the listing of our securities on a national securities exchange;

•                  the potential for third party disputes and litigation;

•                  the performance of third parties, including contract research organizations (“CROs”) and third-party manufacturers; and

•                  our expectations regarding CRO transition.

Any forward-looking statements that we make in this prospectus and the documents incorporated by reference herein speak only as of the date of such statement, and we undertake no obligation to update such statements whether as a result of any new information, future events, changed circumstances or otherwise, except as may be required under applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus and in documents incorporated by reference herein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and in documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

We obtained the industry, market and competitive position data in this prospectus and in documents incorporated by reference herein from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We believe this data is accurate in all material respects as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov. Our SEC filings are also available to the public on our website at www.onconova.com. The information contained on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omit certain information contained or incorporated by reference in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy from the SEC’s website or our website.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement, and information we file later with the SEC will automatically be deemed to update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering (excluding, in each case, any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which we filed with the SEC on April 1, 2019;

•  Our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders held June 17, 2019, which we filed with the SEC on April 29, 2019;

•  Our Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2019 and June 30, 2019, which we filed with the SEC on May 15, 2019 and August 14, 2019, respectively;

•  Our current reports on Form 8-K filed with the SEC on January 15, 2019, May 16, 2019, May 17, 2019, May 24, 2019, June 19, 2019, July 29, 2019 and September 13, 2019; and

•  The description of our common stock contained in our registration statement on Form 8-A filed on July 23, 2013 (Registration no. 001-36020) with the SEC, including any amendment or report filed for the purpose of updating such description;

In addition, we also incorporate by reference all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of this prospectus supplement and accompanying prospectus, but excluding any information furnished to, rather than filed with, the SEC, including, without limitation, any information furnished under Item 2.02 and Item 7.01 of any Current Report on Form 8-K. The information contained in these future filings will automatically update and supersede the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference to any previously filed document.

If you would like a copy of any document incorporated in this prospectus supplement by reference (other than exhibits unless these exhibits are specifically incorporated by reference in a document), you may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by contacting our investor relations department at our principal executive offices, which are located at: Onconova Therapeutics, Inc., 375 Pheasant Run, Newtown, Pennsylvania, 18940, (267) 759-3680, Attention: Suzanne Hutchinson. You may also access the documents incorporated by reference in this prospectus supplement through our website at www.onconova.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are offering hereby will be approximately $             million, or approximately $             million if the underwriter exercises in full its option to purchase additional shares to cover over-allotments, in each case, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding working capital needs.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering             shares of our common stock, par value $0.01 per share, at a public offering price of $             per share, pursuant to this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “ONTX.”

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing shares of common stock, to purchase Series C Preferred shares. For each share of common stock issuable upon conversion of Series C Preferred we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. We are also offering the shares of common stock issuable upon conversion of the Series C Preferred shares.

Series C Preferred shares

General. Our board of directors has designated up to [ ] shares of our authorized shares of capital as Series C Convertible Preferred Stock. When issued, the shares of Series C Preferred shares will be validly issued, fully paid and non-assessable. Each share of Series C Preferred will have a stated value of $1,000 per share.

Rank. The Series C Preferred shares will rank on parity to our common stock.

Optional Conversion. Each share of Series C Preferred will be convertible into shares of our common stock at any time at the option of the holder in an amount determined by dividing the stated value by the conversion price, which will be equal to the public offering price of the common stock in this offering (subject to adjustment as provided in the certificate of designation). Holders of Series C Preferred shares will be prohibited from converting Series C Preferred shares into shares of our common stock if, as a result of such conversion, the holder, together with its affiliates, would beneficially own more than 4.99% (or upon the election by a holder prior to the issuance of any shares of Series C Preferred, 9.99%) of the total number of shares of our common stock then issued and outstanding.

Mandatory Conversion. Holders of Series C Preferred shares will be required to convert their shares of Series C Preferred into shares of our common stock if, after the two-year anniversary of the date of purchase of such shares of Series C Preferred, the holder, together with its affiliates, would beneficially own less than 4.99% of the total number of shares of our common stock then issued and outstanding on an as-converted basis.

Liquidation Preference. In the event of our liquidation, dissolution or winding-up, holders of Series C Preferred shares will be entitled to receive the same amount that a holder of our common stock would receive if the Series C Preferred shares were fully converted into shares of our common stock at the conversion price (disregarding for such purposes any conversion limitations) which amounts shall be paid pari passu with all holders of common stock.

Voting Rights. Shares of Series C Preferred will vote on an as-converted to common stock basis; provided, however, in no event will a holder of shares of Series C Preferred be entitled to vote a number of shares in excess of such holder’s beneficial ownership limitation. In addition, the affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred will be required to, (a) alter or change adversely the powers, preferences or rights given to the Series C Preferred shares, (b) amend our certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the holders, (c) increase the number of authorized shares of Series C Preferred, or (d) enter into any agreement with respect to any of the foregoing.

Dividends. The holders of the Series C Preferred shares will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of common stock.

Redemption. We will be not obligated to redeem or repurchase any shares of Series C Preferred. Shares of Series C Preferred will not otherwise be entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing. We do not plan on making an application to list the Series C Preferred shares on any national securities exchange or other nationally recognized trading system.

DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution in net tangible book value per share represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our historical net tangible book value as of June 30, 2019 was approximately ($4,546,000), or ($0.76) per share.

After giving effect to the sale of our common stock pursuant to this prospectus supplement and accompanying

prospectus in the aggregate amount of shares at a public offering price of $             per share (assuming all Series C Preferred shares were converted to common stock), and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of June 30, 2019 would have been $             , or $             per share of common stock. This represents an immediate increase in the net tangible book value of $             per share to our existing stockholders and an immediate dilution in net tangible book value of $             per share to new investors. The following table illustrates this per share dilution:

Public offering price per share		$
Historical net tangible book value per share as of June 30, 2019	$(0.76)
Increase in net tangible value per share attributable to new investors
As adjusted net tangible book value per share as of June 30, 2019, after giving effect to this offering		$
Dilution per share to new investors purchasing shares in this offering		$

Dilution per share to investors purchasing our common stock in this offering represents the difference between the price per share to be paid for the shares sold by us in this offering and the as adjusted net tangible book value per share after giving effect to this offering.

If the underwriter exercises in full its option to purchase up to an additional                shares of our common stock at the public offering price of $                per share (assuming all Series C Preferred shares were converted to common stock), the as adjusted net tangible book value after this offering would be $                per share, representing an increase in net tangible book value of $                per share to our existing stockholders and immediate dilution in net tangible book value of $                per share to investors purchasing shares in this offering.

The number of shares of common stock to be outstanding after this offering is based on 5,998,524 shares of common stock outstanding as of June 30, 2019 and excludes, as of that date:

•                  355,794 shares of common stock issuable upon the exercise of stock options outstanding at June 30, 2019 with a weighted average exercise price of approximately $75.67 per share;

•                  5,504,722 shares of common stock issuable upon the exercise of outstanding or issuable warrants at June 30, 2019 with a weighted average exercise price of approximately $9.133 per share (includes common stock issuable for warrants which are exercisable for our Series A or Series B Convertible Preferred Stock, each of which is convertible to common stock); and

•                  698,390 shares of common stock reserved for future issuance under our 2018 Equity Compensation Plan, as amended, at June 30, 2019.

To the extent that any options or warrants are exercised, new options or other equity awards are issued under our equity incentive plan, or we otherwise issue additional shares of common stock or convertible debt securities in the future, there will be further dilution to new investors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock or Series C Preferred shares for the foreseeable future.

UNDERWRITING

We have entered into an underwriting agreement with ThinkEquity, a division of Fordham Financial Management, Inc., acting as the sole book-running manager. Subject to the terms and conditions of the underwriting agreement, the underwriter named below has agreed to purchase, and we have agreed to sell to it, the number of shares of common stock and Series C Preferred shares at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus supplement and as indicated below:

Underwriters	Number of shares of common stock	Number of shares of Series C Preferred Stock
ThinkEquity, a division of Fordham Financial Management, Inc.

Total

The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of common stock and Series C Preferred shares offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by its counsel and other conditions specified in the underwriting agreement. The shares of common stock and Series C Preferred shares are offered by the underwriter, subject to prior sale, when, as and if issued to and accepted by it. The underwriter reserves the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriter is obligated to take and pay for all of the shares of common stock and Series C Preferred shares offered by this prospectus if any such shares of common stock or Series C Preferred shares are taken, other than those shares of common stock and Series C Preferred shares covered by the over-allotment option described below.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

Over-Allotment Option

We have granted to the underwriter an option, exercisable not later than 45 days after the date of the underwriting agreement, to purchase up to             additional shares of common stock (15% of the shares of common stock sold in this offering, on an as-converted to common stock basis with respect to any Series C Preferred shares sold) at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriter may exercise this option only to cover over-allotments made in connection with this offering; provided, that in no event may the aggregate market value of securities sold in this offering, including from the over-allotment option, exceed the limitations set forth in General Instruction I.B.6. of Form S-3. We will be obligated, pursuant to the option, to sell these additional shares of common stock to the underwriter to the extent the option is exercised. If any additional shares of common stock are purchased, the underwriter will offer the additional shares of common stock on the same terms as those on which the other shares of common stock are being offered hereunder.

Discounts and Commissions

The underwriter proposes to offer the shares of common stock and Series C Preferred shares directly to the public at the public offering price set forth on the cover of this prospectus supplement. After the offering to the public, the offering price and other selling terms may be changed by the underwriter without changing the proceeds we will receive from the underwriter.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of common stock. The underwriting discount is 7% of the public offering price.

Total
	Per Share of common stock	Per Share of Series C Preferred Stock	Without Over- Allotment	With Over- Allotment
Public offering price	$	$	$	$
Underwriting discount (7%)	$	$	$	$
Non-accountable expense allowance (1%)(1)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1) We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1% of the public offering price. We paid the underwriter a $25,000 advance in connection with the negotiation and execution of the underwriting agreement, which shall be applied against actual out-of-pocket accountable expenses, and such advance shall be reimbursed to us to the extent any portion thereof is not actually incurred in compliance with FINRA Rule 5110(f)(2)(C) in the event of the termination of this offering. Additionally, to the extent additional investors as agreed to between us and the underwriter participate in this offering, we have agreed to pay to the underwriter an underwriting discount or spread, equal to 2.5% of the aggregate gross proceeds raised in this offering from such additional investors.

We have also agreed to pay certain of the underwriter’s expenses relating to this offering, including without limitation (a) all actual filing fees incurred in connection with the review of this offering by the Financial Industry Regulatory Authority, or FINRA; (b) fees and expenses relating to background checks of the Company’s directors and officers, up to $10,000 in the aggregate, (c) costs for electronic volumes of the public offering materials, as well as commemorative mementos and lucite tombstones, up to $3,000, (d) the fees and expenses of the underwriter’s legal counsel and other agents and representatives not to exceed $75,000; (e) $29,500 for the underwriter’s use of Ipreo’s book building, prospectus tracking and compliance software for this offering, and (f) up to $20,000 of the underwriter’s actual accountable “road show” expenses for this offering.

Our total estimated expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and expenses, are approximately $             .

Lock-Up Agreements

Pursuant to “lock-up” agreements, our executive officers and directors, have agreed, without the prior written consent of the underwriter, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our common stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of our common stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any other securities of ours or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 90 days after the date of this prospectus.

Subsequent Equity Sales

Subject to certain exceptions, until 30 days following the date hereof, neither we nor any of our subsidiaries may issue, enter into any agreement to issue, effectuate or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents (or a combination of units thereof), including a variable rate transaction (as defined in the underwriting agreement).

Right of First Refusal

The underwriting agreement will provide that for a period of six months from the closing of this offering, we will grant to the underwriter a right of first refusal to act as sole book-runner and/or sole placement agent, at the underwriter’s sole discretion, for the first, and only the first, offering whether that offering is a public or private equity or debt offering, including any equity linked financing, following the closing of this offering during such six month period for the Company, or any successor to or any subsidiary of the Company, on terms consistent with the underwriting agreement.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the underwriter based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the public offering price of the shares include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of this offering and such other factors as were deemed relevant.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ONTX”.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may over-allot in connection with this offering by selling more shares of common stock than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for the underwriter’s own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriter is not greater than the number of shares of common stock that it may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the over-allotment option. To close out a short position, the underwriter may elect to exercise all or part of the over-allotment option. The underwriter may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•                  a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•                  net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares of common stock, whichever is greater, and must be discontinued when that limit is reached; and

•                  passive market making bids must be identified as such.

LEGAL MATTERS

The validity of the shares offered by this prospectus supplement has been passed upon for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Sichenzia Ross Ference LLP, New York, New York, is acting as counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of Onconova Therapeutics, Inc. at December 31, 2018 and 2017, and for the years then ended, appearing in our Annual Report (Form 10-K) for the year ended December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Onconova Therapeutics, Inc.

$84,546,394
Common Stock, Preferred Stock,
Debt Securities, Warrants and Units
and
1,671 Shares of Common Stock Offered by Selling Stockholders

This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings. This prospectus provides a general description of the securities we may offer and sell. Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities and may also add, update or change information contained in this prospectus. The aggregate offering price of all securities sold by us under this prospectus may not exceed $84,546,394.

In addition, the selling stockholders to be named in the applicable prospectus supplement may offer and sell up to an aggregate of 1,671 shares of our common stock from time to time, in amounts, at prices and on terms that will be determined at the time the shares of our common stock are offered. The prospectus supplement may also add, update or change information contained in this prospectus. We will not receive proceeds from the sale of shares of our common stock by the selling stockholders.

You should read this prospectus and any supplement carefully before you purchase any of our securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The securities may be offered and sold by us or the selling stockholders from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. See “Plan of Distribution.”

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “ONTX.” On December 20, 2017, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.50 per share.

As of December 20, 2017, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $21,659,846 which was calculated based on shares of our outstanding common stock held by non-affiliates and on a price of $2.35 per share, the last reported sale price for our common stock, on October 24, 2017. During the 12 calendar month period that ends on, we have offered securities with an aggregate market value of approximately $7,409,115 pursuant to General Instruction I.B.6 of Form S-3.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information.

Investing in these securities involves risks, including those set forth in the “Risk Factors” section of the applicable prospectus supplement and any related free writing prospectus and of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 28, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. This prospectus covers the primary offering by us of up to an aggregate offering price of $84,546,394 of securities. In addition, under this prospectus, the selling stockholders, to be named in a prospectus supplement to this prospectus, may, from time to time, offer and sell up to an aggregate 1,671 shares of our common stock in one or more offerings. We may offer and sell any combination of the securities described in this prospectus and the selling stockholders may offer and sell shares of common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer and sell. Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before investing in any of the securities offered.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Neither we nor any selling stockholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings are accessible through the Internet at that website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.onconova.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

Unless the context indicates otherwise, as used in this prospectus, the terms “Onconova,” “Onconova Therapeutics,” “Company,” “we,” “us” and “our” refer to Onconova Therapeutics, Inc. and its consolidated subsidiaries.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 that we filed with the SEC on March 29, 2017, including the information required by Part III, Items 10 through 14, of Form 10-K, which is incorporated by reference to our definitive proxy statement for our 2017 annual meeting of stockholders filed on April 12, 2017;

•                  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 that we filed with the SEC on May 15, 2017, August 14, 2017 and November 9, 2017, respectively;

•                  Our Current Reports on Form 8-K filed with the SEC on April 20, 2017, April 24, 2017, May 18, 2017, May 25, 2017,  August 18, 2017, November 13, 2017 and November 17, 2017;

•                  The description of our common stock contained in our registration statement on Form 8-A filed on July 23, 2013 (Registration no. 001-36020) with the SEC, including any amendment or report filed for the purpose of updating such description;

•                  All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

•                  All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: Onconova Therapeutics, Inc., 375 Pheasant Run, Newtown, Pennsylvania, 18940, (267) 759-3680, Attention: Suzanne Hutchison.

The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus or any prospectus supplement regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may, in some cases, use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements appear in a number of places throughout this prospectus and the documents incorporated by reference herein, and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, protection of our intellectual property portfolio, the degree of clinical utility of our products, particularly in specific patient populations, our ability to develop commercial and manufacturing functions, expectations regarding clinical trial data, our results of operations, cash needs, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and in documents incorporated by reference herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus.

Actual results could differ materially and adversely from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

•                         our need for additional financing for our INSPIRE trial and other operations, and our ability to obtain sufficient funds on acceptable terms when needed, and our plans and future needs to scale back operations if adequate financing is not obtained;

•                         our ability to continue as a going concern;

•                         our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•                         the success and timing of our preclinical studies and clinical trials, including site initiation and patient enrollment, and regulatory approval of protocols for future clinical trials;

•                         our ability to enter into, maintain and perform collaboration agreements with other pharmaceutical companies, for funding and commercialization of our clinical product candidates or preclinical compounds, and our ability to achieve certain milestones under those agreements;

•                         the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

•                         our plans and ability to develop, manufacture and commercialize our product candidates;

•                         our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

•                         the size and growth of the potential markets for our product candidates and our ability to serve those markets;

•                         regulatory developments in the United States and foreign countries;

•                         the rate and degree of market acceptance of any of our product candidates;

•                         obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

•                         the successful development of our commercialization capabilities, including sales and marketing capabilities;

•                         recently enacted and future legislation and regulation regarding the healthcare system;

•                         the success of competing therapies and products that are or become available;

•                         our ability to maintain the listing of our Common Stock on a national securities exchange;

•                         the potential for third party disputes and litigation;

•                         the performance of third parties, including contract research organizations (“CROs”) and third-party manufacturers; and

•                         our expectations regarding CRO transition.

Any forward-looking statements that we make in this prospectus and the documents incorporated by reference herein speak only as of the date of such statement, and we undertake no obligation to update such statements whether as a result of any new information, future events, changed circumstances or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus and in documents incorporated by reference herein, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and in documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

We obtained the industry, market and competitive position data in this prospectus and in documents incorporated by reference herein from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We believe this data is accurate in all material respects as of the date of this prospectus.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition. Before making an investment decision, you should carefully consider these risks set forth in the “Risk Factors” section of our Annual Report on Form 10-K, as filed with the SEC on March 29, 2017, and our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2017, as filed with the SEC on November 9, 2017, which are incorporated by reference into this prospectus, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC and any applicable prospectus supplement or any free writing prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus.  Any such risk could cause our business, financial condition or operating results to suffer. The market price of our common stock could decline if one or more of these risks and uncertainties develop into actual events. You could lose all or part of your investment.

ONCONOVA THERAPEUTICS, INC.

Overview

We are a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule product candidates primarily to treat cancer. Using our proprietary chemistry platform, we have created a library of targeted agents designed to work against cellular pathways important to cancer cells. We believe that the product candidates in our pipeline have the potential to be efficacious in a variety of cancers. We have one Phase 3 clinical-stage product candidate and two other clinical-stage product candidates (one of which is being developed for treatment of acute radiation syndromes) and several preclinical programs. Substantially all of our current effort is focused on our lead product candidate, rigosertib. Rigosertib is being tested in an intravenous formulation as a single agent, and an oral formulation in combination with azacitidine, in clinical trials for patients with higher-risk myelodysplastic syndromes (“MDS”). The Company has and may continue to delay, scale-back, or eliminate certain of its research and development activities and other aspects of its operations until such time as the Company is successful in securing additional funding.

In December 2015, we enrolled the first patient in a randomized controlled Phase 3 clinical trial of intravenous rigosertib “rigosertib IV” in a population of patients with higher-risk MDS after failure of hypomethylating agent (“HMA”) therapy. The trial, which we refer to as INSPIRE, is expected to enroll approximately 225 patients at more than 170 sites globally. The primary endpoint of INSPIRE is overall survival.

Our net losses were $17.9 million and $14.2 million for the nine months ended September 30, 2017 and 2016, respectively. As of September 30, 2017, we had an accumulated deficit of $356.1 million.

Rigosertib

Rigosertib is a small molecule which we believe blocks cellular signaling by targeting RAS effector pathways. This is believed to be mediated by the interaction of rigosertib to the RAS-binding domain (“RBD”), found in many RAS effector proteins, including the Raf and PI3K kinases. We believe this mechanism of action provides a new approach to block the interactions between RAS and its targets containing RBD sites. Rigosertib is currently being tested in clinical trials as a single agent, and in combination with azacitidine, in patients with MDS. We have enrolled more than 1,300 patients in rigosertib clinical trials for MDS and other conditions. We were a party to a license and development agreement with Baxalta (as defined below), which granted Baxalta certain rights to commercialize rigosertib in Europe. The Baxalta agreement was terminated on August 30, 2016, at which time the European rights reverted to us at no cost. We are party to a collaboration agreement with SymBio, which grants SymBio certain rights to commercialize rigosertib in Japan and Korea. We have retained development and commercialization rights to rigosertib in the rest of the world, including in the United States and Europe, although we could consider licensing commercialization rights to other territories as we continue to seek additional funding.

Rigosertib IV for higher-risk MDS

In early 2014, we announced topline survival results from our “ONTIME” trial, a multi-center Phase 3 clinical trial of rigosertib IV as a single agent versus best supportive care including low dose Ara-C. The ONTIME trial did not meet its primary endpoint of an improvement in overall survival in the intent-to-treat population, although improvements in median overall survival were observed in various pre-specified and exploratory subgroups of higher-risk MDS patients. As a result, additional clinical work is on-going.

During 2014 and 2015, we held meetings with the U.S. Food and Drug Administration (“FDA”) European Medicines Agency (“EMA”) and several European national regulatory authorities to discuss and seek guidance on a path for approval of rigosertib IV in higher-risk MDS patients whose disease had failed HMA therapy. After discussions with the FDA and EMA, we refined our patient eligibility criteria by defining what we believe to be a more homogenous patient population. After regulatory feedback, input from key opinion leaders in the U.S. and Europe and based on learnings from the ONTIME study, we designed a new randomized controlled Phase 3 trial, referred to as INSPIRE. The INSPIRE trial is enrolling higher-risk MDS patients under 82 years of age who have progressed on, relapsed, or failed to respond to, previous treatment with HMAs within nine months or nine cycles over the course of one year after initiation of HMA therapy, and had their last dose of HMA within six months prior to enrollment in the trial. The primary endpoint of this study is overall survival of all randomized patients in the intent-to-treat (“ITT”) population and the International Prognostic Scoring System- Revised (IPSS-R) Very High Risk subgroup. This randomized trial of approximately 225 patients is expected to be conducted at more than 170 sites globally.

The first patient in the INSPIRE trial was enrolled at the MD Anderson Cancer Center in December 2015, the first patient in Europe was enrolled in March, 2016, and the first patient in Japan was enrolled in July, 2016.

Enrollment for the INSPIRE Phase 3 trial for second-line higher-risk MDS patients is highly selective and required us to search extensively to identify appropriate candidates meeting the stringent entry criteria. Accordingly, this trial has been opened at more than 175 sites on four continents. Our partner, SymBio Pharmaceuticals, has opened more than 30 sites in Japan for the INSPIRE protocol. As of October 31, 2017, the trial is active at approximately 170 sites in 22 countries. The selection of countries and trial sites is carefully undertaken to ensure availability of appropriate patients meeting eligibility criteria. Since these criteria are purposely designed to be narrow and selective, extensive screening and trial site education is integral to our plan. INSPIRE trial outcome is measured by overall survival and includes a pre-planned interim analysis which is triggered by 88 events (deaths). The timing of interim analysis is difficult to precisely define. Based on our statistical analysis plan, the enrollment rate, and the expected survival in a comparable patient subgroup from the ONTIME trial, we expect the interim analysis to occur late in the fourth quarter of 2017. The interim analysis involves an initial analysis of efficacy by an independent statistical consultant. These results will be submitted to the independent data monitoring committee (DMC). The interim analysis may result in the trial stopping due to futility, trial continuation as planned without any changes, or continuation with changes according to the preset criteria for trial expansion or continued randomization only for the Very High Risk subgroup. The adaptive design element has been reviewed by regulatory agencies in the US and Europe. The actual timing of the interim analysis and its outcome will permit better estimates for complete enrollment and top-line analysis. Since the date of the interim analysis is tied to the unpredictability of reaching a pre-identified number of death events, the precise time of completing the interim analysis, which will be roughly a couple of weeks after reaching the number of events, cannot be forecast precisely, and could occur early next year.

In an attempt to optimize enrollment, we have taken proactive measures to increase enrollment including the addition of trial sites in three new countries, replacement of the principal CRO and addition of another CRO to our trial management group. Due to these changes full enrollment may take longer than initially expected. Since the interim analysis could potentially change the required number of patients to be randomized for the trial, a better estimate of these timelines can be provided after this analysis is completed. Should enrollment not return to desired levels, full enrollment may be delayed even if the adaptive design is not required as per the statistical analysis plan.

As called for in the INSPIRE Charter, the DMC has previously conducted two periodic safety reviews, and after each review, the trial continued per plan.

Safety and Tolerability of rigosertib in MDS and other hematologic malignancies

A comprehensive analysis of IV and oral rigosertib safety in patients with Myelodysplastic Syndromes (MDS) and Acute Myeloid Leukemia (AML) was presented in December 2016 at the American Society of Hematology (ASH) Annual Meeting. The most commonly reported treatment-emergent adverse events (TEAEs) _ in > 10% of patients with MDS/AML receiving rigosertib intravenous (IV) monotherapy were fatigue (33%), nausea (33%), diarrhea (27%), constipation (25%), anaemia (24%) and pyrexia (24%). The most common > Grade 3 AEs were anaemia (21%), febrile neutropenia (13%), pneumonia (12%) and thrombocytopenia (11%). The most common serious AEs were febrile neutropenia (10%), pneumonia (9%), and sepsis (7%). The most common AEs leading to discontinuation of IV rigosertib were sepsis and pneumonia (3% each).

Rigosertib oral in combination with azacitidine for higher-risk MDS

In December 2016, at the American Society of Hematology (ASH) Annual Meeting, we presented Phase 1/2 data from an oral rigosertib and azacitidine combination trial in higher-risk MDS. 33 of 40 MDS patients enrolled were evaluable for response at the time of the analysis. The median age of patients was 66, with 73% being male. The IPSS-R distribution was: 7.5% Low, 12.5% Intermediate, 37.5% High, 32.5% Very High and 10% unknown. 76% of patients responded per 2006 International Working Group (IWG) criteria. Responses were as follows:

Response per IWG 2006

	Overall Evaluable (N=33)	No prior HMA (N-20)	Prior HMA (N=13)
Complete remission (CR)	8 (24)%	7 (35)%	1 (8)%
Marrow CR + hematologic improvement	10 (30)%	6 (30)%	4 (31)%
Marrow CR alone	6 (18)%	3 (15)%	3 (23)%
Hematologic improvement alone	1 (3)%	1 (5)%	0
Stable disease	8 (24)%	3 (15)%	5 (38)%
Overall IWG response	25 (76)%	17 (85)%	8 (62)%
Clinical benefit response	19 (58)%	14 (70)%	5 (38)%

The median duration of response was 8 months for CR, 12.3 months for marrow CR.

Safety/Tolerability of the Combination:

Oral rigosertib (560 mg qAM, 280 mg qPM) was administered on Day 1-21 of a 28-day cycle. Azacitidine 75 mg/m 2 /day SC or IV was administered for 7 days starting on Day 8. The combination of oral rigosertib and azacitidine was well tolerated. The most common TEAEs in > 10% of patients were nausea (41%), fatigue (39%), diarrhea (37%), constipation (37%) and dysuria (28%). The most common serious AEs were pneumonia (11%) and febrile neutropenia (7%). The most common AEs leading to discontinuation were AML (4%) and pneumonia (4%).

Next steps for rigosertib oral in combination with azacitidine for higher-risk MDS

Following an end of Phase 2 meeting with the Food and Drug Administration (FDA) in September 2016, we began development of a Phase 3 protocol. The Phase 3 trial will be designed as a global 1:1 randomized, placebo-controlled trial of oral rigosertib plus azacitidine compared to azacitidine plus placebo. Based on the results of the Phase 1/2 Study, we plan to use the full dose of azacitidine, as defined in the product insert. The patient population studied in this trial will be first-line (HMA naïve) higher-risk MDS patients. The primary endpoint for assessment of efficacy will be the composite Response Rate of complete remission (CR) + partial remission (PR,) as per the IWG 2006 Response Criteria. Formal FDA review will be sought via the Special Protocol Assessment (SPA) mechanism. We will not commence the Phase 3 trial without additional financing.

While the Phase 3 trial is being designed, we have expanded the Phase 1/2 trial cohort by up to 40 subjects. Under a protocol expansion, we plan to use the expanded cohorts to explore dose optimization by increasing the dose of rigosertib and varying the dose administration scheme of rigosertib oral to identify an optimal dose and schedule. After amendments were filed with the regulatory agencies, we started the expansion phase of this trial in the U.S. sites that participated in the initial trial. The first patient was enrolled in April and since then, more than half of the planned patients have been enrolled in the expansion trial. We plan to add more sites in the U.S. to complete enrollment of the expanded trial.

In June 2017, at the Congress of the European Hematology Association Meeting, we updated the data from the Phase 1/2 trial and highlighted results in AML patients included in this study. Response data was presented on eight evaluable patients with AML who were tested with the rigosertib and azacitidine combination. For the eight evaluable patients with AML, the combination was well tolerated and the safety profile was similar to single-agent azacitidine, based on safety information in the azacitidine FDA approved label. Based on the presented results of the combination studies, the authors concluded that continued study in AML was warranted. We will not commence further development of rigosertib oral in combination with azacitidine for AML without additional financing.

Rigosertib oral for lower-risk MDS

Higher-risk MDS patients suffer from a shortfall in normal circulating blood cells, or cytopenias, as well as elevated levels of cancer cells, or blasts in their bone marrow and sometimes in their peripheral blood. Lower-risk MDS patients suffer mainly from cytopenias, that is low levels of red blood cells, white blood cells or platelets. Thus, lower-risk MDS patients depend on transfusions and growth factors or other therapies to improve their low blood counts.

We have explored single agent rigosertib oral as a treatment for lower-risk MDS in two Phase 2 clinical trials, 09-05 and 09-07. In December 2013, we presented data at the Annual ASH Meeting from the 09-05 Phase 2 trial. To date, Phase 2 clinical data has indicated that further study of single agent oral rigosertib in transfusion-dependent, lower-risk MDS patients is warranted. Rigosertib has been generally well tolerated, except for urinary side effects at higher dose levels. Future clinical trials will be needed to evaluate dosing and schedule modifications and their impact on efficacy and safety results of oral rigosertib in lower-risk MDS patients.

Data presented from the 09-05 trial also suggested the potential of a genomic methylation assessment of bone marrow cells to prospectively identify lower-risk MDS patients likely to respond to oral rigosertib. We therefore expanded the 09-05 trial by adding an additional cohort of 20 patients to advance the development of this genomic methylation test. To date, a biomarker which would predict response has not been identified. Further testing and development of oral rigosertib for lower-risk MDS will be required. We will not commence further development of rigosertib oral for lower-risk MDS without additional financing.

Safety and Tolerability of rigosertib oral in MDS and other hematologic malignancies

Oral rigosertib as a monotherapy was evaluated in four Phase 1 and 2 studies in MDS and other hematologic malignancies. One study is completed and a clinical study report is available. The most common TEAEs in > 10% of patients were pollakiuria (increased urinary frequency) (35%), fatigue (32%), diarrhea (26%), dysuria (29%) and haematuria (24%). The most common > Grade 3 AEs were anaemia (17%), thrombocytopenia (5%), haematuria (4%) and urinary tract infection (4%). The most common serious AE was pneumonia (6%). The most common AEs leading to discontinuation of patients receiving oral rigosertib as monotherapy were dysuria (8%), urinary tract pain (7%), haematuria (5%) and urinary frequency (5%).

In addition to the above described clinical trials, we are continuing the preclinical and chemistry, manufacturing, and control work for IV and oral rigosertib.

Other Programs

The vast majority of the Company’s efforts are now devoted to the advanced stage development of rigosertib for unmet medical needs of MDS patients. Other programs are either paused, inactive or require only minimal internal resources and efforts.

Briciclib

Briciclib, another of our product candidates, is a small molecule targeting an important intracellular regulatory protein, Cyclin D1, which is often found at elevated levels in cancer cells. Cyclin D1 expression is regulated through a process termed cap-dependent translation, which requires the function of eukaryotic initiation factor 4E protein. In vitro evidence indicates briciclib binds to eukaryotic initiation factor 4E protein, blocking cap-dependent translation of Cyclin D1 and other cancer proteins, such as c-MYC, leading to tumor cell death. We have been conducting a Phase 1 multi-site dose-escalation trial of briciclib in patients with advanced solid tumors refractory to current therapies. Safety and efficacy assessments are complete in six of the seven dose-escalation cohorts of patients in this trial. As of December 2015, the Investigational New Drug (“IND”) for briciclib is on full clinical hold following a drug product lot testing failure. We will be required to undertake appropriate remedial actions prior to re-initiating the clinical trial and completing the final dose-escalation cohort.

Recilisib

Recilisib is a product candidate being developed in collaboration with the U.S. Department of Defense for acute radiation syndromes. We have completed four Phase 1 trials to evaluate the safety and pharmacokinetics of recilisib in healthy human adult subjects using both subcutaneous and oral formulations. We have also conducted animal studies and clinical trials of recilisib under the FDA’s Animal Rule, which permits marketing approval for new medical countermeasures for which conventional human efficacy studies are not feasible or ethical, by relying on evidence from adequate and well-controlled studies in appropriate animal models to support efficacy in humans when the results of those studies establish that the drug is reasonably likely to produce a human clinical benefit. Human safety data, however, is still required. Ongoing studies of recilisib, focusing on animal models and biomarker development to assess the efficacy of recilisib are being conducted by third parties with government funding. We anticipate that any future development of recilisib beyond these ongoing studies would be conducted solely with government funding or by collaboration. Use of government funds to finance the research and development in whole or in part means any future effort to commercialize recilisib will be subject to federal laws and regulations on U.S. government rights in intellectual property. Additionally, we are subject to laws and regulations governing any research contracts, grants, or cooperative agreements under which government funding was provided.

Preclinical Product Candidates

In addition to our three clinical-stage product candidates, we have several product candidates that target kinases, cellular metabolism or cell division in preclinical development. We may explore additional collaborations to further the development of these product candidates as we focus internally on our more advanced programs.

Positive preclinical data was announced at the American Association for Cancer Research (AACR) annual meeting, which took place April 1-5 in Washington, DC, for ON 123300, a first-in-class dual inhibitor of CDK4/6 + ARK5, and for ON 150030, a novel Type 1 inhibitor of FLT3 and Src pathways. We believe our CDK inhibitor is differentiated from other agents in the market (Palbociclib, Ribociclib and Abemaciclig) or in development (such as the compounds being developed by G1 Therapeutics) by its dual inhibition of CDK4/6 + ARK5. We continue to carry out research to enhance the pre-clinical data package for this compound in an attempt to seek partners for co-development of this novel compound.

In a preclinical Rb+ve xenograft model for breast cancer, ON 123300 activity was shown to be similar to Palbociclib (Pfizer’s Ibrance®). Moreover, based on the same preclinical model, the new molecule may have the potential advantage of reduced neutropenia when compared to Palbociclib. Whereas both compounds resulted in decreased RBC and platelet counts in this preclinical model system, Palbociclib was found to have a more prominent and statistically significant (P< 0.05) inhibitory effect on neutrophil counts when compared to ON 123300.

CORPORATE INFORMATION

We were incorporated in Delaware in December 1998 and commenced operations in January 1999. Our principal executive offices are located at 375 Pheasant Run, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-3680. Our website address is www.onconova.com. The information on, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used to fund the development of our clinical and preclinical programs, for other research and development activities and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. Pending such uses, we may invest the net proceeds in investment grade interest-bearing securities.

The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including the amount and timing of the proceeds from this offering and progress with our clinical development programs. Expenditures will also depend upon the establishment of collaborative arrangements with other companies, the availability of additional financing and other factors. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

In the case of sales by selling stockholders, we will not receive any of the proceeds of such sales.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants or units to purchase any of such securities, with a total value of up to $84,546,394, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities that we may offer. In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•                  designation or classification;

•                  aggregate offering price;

•                  rates and times of payment of dividends;

•                  redemption, conversion or exchange terms;

•                  conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•                  restrictive covenants;

•                  voting or other rights; and

•                  important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of December 20, 2017, 10,771,163 shares of our common stock, and no shares of our preferred stock, were outstanding.

Common Stock

Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available for that purpose. Holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including the election of directors. Holders of our common stock do not have any conversion, redemption, sinking fund or preemptive rights. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors and the aggregate liquidation preference of any preferred stock then outstanding. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are, and any shares of common stock that we may issue in the future will be, fully paid and non-assessable.

Preferred Stock

We may issue any class of preferred stock in any series. Our board of directors has the authority, subject to limitations prescribed under Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations and restrictions. Our board of directors can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

Delaware Anti-Takeover Law and Provisions in Our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•                  at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•                  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•                  the owner of 15% or more of the outstanding voting stock of the corporation;

•                  an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•                  the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our Tenth Amended and Restated Certificate of Incorporation, as amended, or our “certificate of incorporation,” and our Amended and Restated Bylaws, or our “bylaws,” do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws will:

•                  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

•                  provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•                  require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•                  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

•                  not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election; and

•                  provide that special meetings of our stockholders may be called only by the board of directors or by such person or persons requested by a majority of the board of directors to call such meetings.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “ONTX.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus up to $84,546,394 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $84,546,394. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered hereby will be issued under an indenture between us and a trustee. A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by an indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•                  the title of the debt securities;

•                  the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•                  any limit on the aggregate principal amount of the debt securities;

•                  the date or dates on which we will pay the principal on the debt securities;

•                  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•                  the place or places where the principal of, and premium and interest on, the debt securities will be payable;

•                  the terms and conditions upon which we may redeem the debt securities;

•                  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•                  the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•                  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•                  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•                  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•                  the currency of denomination of the debt securities;

•                  the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•                  if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•                  the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•                  any provisions relating to any security provided for the debt securities;

•                  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•                  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•                  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into shares of our common stock or any class or series of preferred stock. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock, preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue book-entry debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•                  the title of the warrants;

•                  the aggregate number of warrants offered;

•                  the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•                  the exercise price of the warrants;

•                  the dates or periods during which the warrants are exercisable;

•                  the designation and terms of any securities with which the warrants are issued;

•                  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•                  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•                  any minimum or maximum amount of warrants that may be exercised at any one time;

•                  any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•                  any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

As of November 17, 2017, we had (i) non-tradable warrants with an expiration date of July 2021 to purchase 96,842 shares of common stock at an exercise price of $11.50 per share, (ii) tradable warrants with an expiration date of July 2021 to purchase 3,192,022 shares of common stock at an exercise price of $4.92 per share and (iii) non-tradable pre-funded warrants with an expiration date of July 2023 to purchase 5,907 shares of common stock at an exercise price of $0.01 per share.  Our tradable warrants are traded on the Nasdaq Capital Market under the symbol “ONTXW.”

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

SELLING STOCKHOLDERS

Selling Stockholders for the Secondary Offering of up to 1,671 Shares of Common Stock

This prospectus also relates to the possible resale by certain of our stockholders of up to an aggregate of 1,671 shares of our common stock which were previously acquired by such stockholders through several private placements of our preferred stock completed by us prior to our initial public offering, which were all converted to shares of our common stock in connection with our initial public offering. In connection with such private placements, these persons have registration rights with respect to their shares as described further below under the heading “Certain Relationships and Related Party Transactions.”

Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. All of the information contained in the table below is based solely upon information provided to us by the selling stockholders or otherwise known by us. In addition to the shares offered hereby, the selling stockholders may otherwise beneficially own our shares of common stock as a result of, among others, open market purchases, which information is not obtainable by us without undue effort and expense. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which the information regarding the shares beneficially owned was last known by us, all or a portion of the shares beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The number of shares outstanding and the percentages of beneficial ownership are based on 10,771,163 shares of our common stock outstanding as of December 20, 2017.

For the purposes of the following table, the number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock option.

of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering	Number of Shares Offered	Number of Shares Beneficially Owned After the Offering	% of Common Stock Beneficially Owned After the Offering
DKG Leasing-2000 LLC	119	119	0	0
Kathryn Jane McDonald	19	19	0	0
Utkarsh Palnitkar	1,533	1,533	0	0

Certain Relationships and Related Party Transactions

We entered into an Eighth Amended and Restated Stockholders’ Agreement on July 27, 2012, with certain holders of our common and preferred stock. Under the stockholders’ agreement, holders of shares of our preferred stock have been granted registration rights with respect to the shares of common stock issued upon conversion as further described below.

Demand Registration Rights

At any time, the holders of 25% or more of the shares having demand registration rights may request that we register all or a portion of their shares of common stock. We will effect the registration as requested, unless, in the good faith judgment of our board of directors, such registration would be materially detrimental to us and our stockholders and should be delayed. We have the right to defer the filing of such registration statement once for up to 120 days during any 12-month period. We are not obligated to file a registration statement pursuant to this provision on more than two occasions. In addition, when we are eligible for the use of Form S-3, or any successor form, holders of a majority of the shares having demand registration rights may make unlimited requests that we register all or a portion of their common stock for sale under the Securities Act on Form

S-3, or any successor form, so long as the aggregate price to the public in connection with any such offering is at least $500,000. However, we are not obligated to file a Form S-3 pursuant to this provision on more than two occasions in any 12-month period.

Piggyback Registration Rights

In addition, if at any time we register any shares of our stock, the holders of all shares having registration rights are entitled to notice of the filing of the applicable registration statement and to include all or a portion of their common stock in the registration.

The secondary offering of up to 1,671 shares of our common stock is being made pursuant to the exercise of these piggyback registration rights.

Other Provisions

In the event that any registration in which the holders of registrable shares participate pursuant to the stockholders’ agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions. The number of registrable shares to be excluded from registration pursuant to the above shall not be reduced below 20% of the shares to be offered.

We will pay all registration expenses, other than underwriting discounts and selling commissions, and the reasonable fees and expenses, other than underwriting discounts and selling commissions, and the reasonable fees and expenses of a single special counsel for the selling stockholders, related to any demand or piggyback registration.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•                  to or through one or more underwriters or dealers in a public offering and sale by them;

•                  directly to a limited number of purchasers or to a single purchaser;

•                  through agents;

•                  through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•                  in any manner, as provided in the applicable prospectus supplement.

Each time we offer and sell securities under this prospectus, we will file a prospectus supplement. The prospectus supplement will state the terms of the offering of the securities, including:

•                  the name or names of any underwriters, dealers or agents;

•                  the purchase price of such securities and the proceeds to be received by us, if any;

•                  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling stockholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•                  negotiated transactions;

•                  at a fixed public offering price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to prevailing market prices; or

•                  at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

In offering the shares covered by this prospectus, the selling stockholders, and any broker-dealers and any other participating broker-dealers who may execute sales for the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Any profits received by the selling stockholders and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling stockholders, if applicable, to indemnification by us and/or the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the Nasdaq Capital Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements of Onconova Therapeutics, Inc. at December 31, 2016 and 2015, and for the years then ended, appearing in our Annual Report (Form 10-K) for the year ended December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania.

                              Shares

Common Stock

                              Shares

Series C Convertible Preferred Stock

PROSPECTUS SUPPLEMENT

ThinkEquity

a division of Fordham Financial Management, Inc.

September      , 2019